                      AMENDED AND RESTATED LOAN AGREEMENT

         ENTERED INTO by and between AMSURG CORP., a Tennessee corporation (the "Borrower"), and SUNTRUST BANK, NASHVILLE, N.A., formerly known as Third National Bank in Nashville (the "Lender"), as of this 25th day of June, 1996.

                                   RECITALS:

         1. Borrower and Lender entered into a Loan Agreement dated as of September 29, 1993, as amended by a First Amendment to Loan Agreement dated as of December 27, 1993, as further amended by a Second Amendment to Loan Agreement dated as of September 30, 1994, as further amended by a Third Amendment to Loan Agreement dated as of February 24, 1995, as further amended by a Fourth Amendment to Loan Agreement dated as of March 28, 1995, as amended by a Fifth Amendment to Loan Agreement dated as of June 9, 1995, as amended by an amendment dated October 12, 1995, and as further amended by a Seventh Amendment to Loan Agreement dated December 11, 1995 (herein the Loan Agreement, as amended, shall be referred to as the "Loan Agreement").

         2.      Borrower desires that the Lender extend it additional credit.

         3. Borrower and Lender desire to amend and restate the Loan Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree that the Loan Agreement is amended and restated as follows:

Article I. Definitions.

         As used in this Agreement, the following terms shall have the following meanings, unless the context expressly otherwise requires:

         The terms defined in this article have the meanings attributed to them in this article. Singular terms shall include the plural as well as the singular, and vice versa. Words of masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

         All references herein to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

         All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles applied on a consistent basis. All references herein to

                                   EXHIBIT A

                    INITIAL NOTICE OF INTEREST RATE ELECTION


         Pursuant to Section 2.06(a) of that Amended and Restated Loan Agreement dated June 25, 1996 and executed between AmSurg Corp. ("Borrower") and SunTrust Bank, Nashville, N.A. ("Lender"), the Borrower delivers this Notice to Lender advising that it makes the following election for the interest rate applicable to that an Advance under the Amended and Restated Revolving Credit Note, which Advance is in the principal amount of $____________.

                 (a)      Effective date of selected interest rate:                        , 19    .
                                                                    -----------------------    ----

                 (b)      Applicable Interest Rate selected

                           ---
                          /  /    Base Rate
                          ---

                           ---
                          /  /    Libor-Based Rate
                          ---

                 (c)      if the Borrower has elected the Libor-Based Rate as the Applicable Interest Rate, then the
         Borrower designates the maturity for such rate as follows:


                           ---
                          /  /    30 Days
                          ---

                           ---
                          /  /    60 Days
                          ---

                           ---
                          /  /    90 Days
                          ---

         All defined terms contained herein shall have the same meaning as set forth in the Amended and Restated Loan Agreement.

         Submitted by Borrower to Lender as of this __________ day of ________________, 19___.


                                   AMSURG CORP.


                                   By:
                                       --------------------------------

                                   Title:
                                          -----------------------------

                                   EXHIBIT B

                        NOTICE OF INTEREST RATE ELECTION


         Pursuant to Section 2.06(c) and/or Section 2.06(d) of that certain Amended and Restated Loan Agreement dated June 25, 1996, executed between AmSurg Corp. ("Borrower") and SunTrust Bank, Nashville, N.A. ("Lender"), the Borrower delivers this Notice to Lender advising that it makes the following election for the interest rate applicable to that certain Amended and Restated Term Note issued by Borrower to the order of Lender in the principal amount of $5,749,245.88 and dated June 25, 1996:

                 (a)      Effective date of selected interest rate:                        , 19    .
                                                                    -----------------------    ----

                 (b)      Applicable Interest Rate selected

                           ---
                          /  /    Base Rate
                          ---

                           ---
                          /  /    Libor-Based Rate
                          ---

                 (c)      if the Borrower has elected the Libor-Based Rate as the Applicable Interest Rate, then the
         Borrower designates the maturity for such rate as follows:


                           ---
                          /  /    30 Days
                          ---

                           ---
                          /  /    60 Days
                          ---

                           ---
                          /  /    90 Days
                          ---

         All defined terms contained herein shall have the same meaning as set forth in the Amended and Restated Loan Agreement.

         Submitted by Borrower to Lender as of this __________ day of ________________, 19___.


                                    AMSURG CORP.


                                    By:
                                        --------------------------------

                                    Title:
                                           -----------------------------

                                  EXHIBIT B

                      NOTICE OF INTEREST RATE ELECTION


         Pursuant to Section 2.06(c) and/or Section 2.06(d) of that certain Amended and Restated Loan Agreement dated June 25, 1996, executed between AmSurg Corp. ("Borrower") and SunTrust Bank, Nashville, N.A. ("Lender"), the Borrower delivers this Notice to Lender advising that it makes the following election for the interest rate applicable to that certain Amended and Restated Revolving Credit Note issued by Borrower to the order of Lender in the principal amount of $12,000,000 and dated June 25, 1996:

                 (a)      Effective date of selected interest rate:                        , 19    .
                                                                    -----------------------    ----

                 (b)      Applicable Interest Rate selected

                           ---
                          /  /    Base Rate
                          ---

                           ---
                          /  /    Libor-Based Rate
                          ---

                 (c)      if the Borrower has elected the Libor-Based Rate as the Applicable Interest Rate, then the
          Borrower designates the maturity for such rate as follows:


                           ---
                          /  /    30 Days
                          ---

                           ---
                          /  /    60 Days
                          ---

                           ---
                          /  /    90 Days
                          ---

         All defined terms contained herein shall have the same meaning as set forth in the Amended and Restated Loan Agreement.

         Submitted by Borrower to Lender as of this __________ day of ________________, 19___.


                                     AMSURG CORP.


                                     By:
                                        --------------------------------

                                     Title:
                                           -----------------------------

"generally accepted accounting principles" refer to such principles as they exist at the date of application thereof.

         All references herein to designated "Articles", "Sections" and other subdivisions or to lettered Exhibits are to the designated Articles, Sections and other subdivisions hereof and the Exhibits annexed hereto unless the context otherwise clearly indicates. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

         "Acquisition" means the acquisition of a majority ownership interest in an existing ambulatory surgery center through the formation of a Partnership or LLC with a physician or group of physicians.

         "Advance" or "Advances" means any and all extensions of credit made pursuant to this Agreement and shall include, without limitation, any and all advances under the Revolving Credit Note.

         "Agreement" means this Loan Agreement (including all exhibits hereto) as the same may be modified, amended, or supplemented from time to time.

         "Applicable Interest Rate" means either the Base Rate or the LIBOR-Based Rate as applicable.

         "Base Rate" means the rate of interest established from time to time and announced by Lender as its "base rate," such rate being an interest rate used as an index for establishing interest rates on loans.

         "Borrower" means AmSurg Corp., a Tennessee corporation and any successors thereto, including without limitation, any trustee or receiver in bankruptcy, in reorganization, or in similar proceedings.

         "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks are authorized to close under the laws of the State of Tennessee.

         "Capitalization" means Borrower's total consolidated Debt plus Consolidated Net Worth.

         "Closing" means the time and place of the execution and/or delivery of the Loan Documents.

         "Closing Date" means the 25th day of June, 1996 or at such other date as the parties elect.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means any and all collateral securing the Indebtedness, as described in Article III hereof.

         "Conditions Precedent" means those matters or events that must be completed or must occur or exist prior to Lender's being obligated to fund any Advance, including, but not limited to, those matters described in Article V hereof.

         "Consolidated Net Income" means, for any period, the net income on a consolidated basis of Borrower, its Subsidiaries, the Partnerships, the LLC's, and any other Persons that prepare financial statements on a consolidated basis under Borrower for such period, determined in accordance with GAAP.

         "Consolidated Statements" means Financial Statements of the Borrower on a consolidated basis.

         "Consolidated Net Worth" means (i) the aggregate amount of all assets of the Borrower (determined on a consolidated basis) as may properly be classified as such, less (ii) the aggregate amount of all liabilities of the Borrower (determined on a consolidated basis) and all Minority Interests as shown on the consolidated balance sheets.

         "Contingent Liabilities" means all contingent liabilities required to be disclosed on the consolidated Financial Statements of the Borrower, its Subsidiaries, the Partnerships, the LLC's in accordance with GAAP as in effect from time to time, including statement #5 of the Financial Accounting Standards Board and any successor thereto.

         "Conversion Date" means the date that interest on the outstanding principal balance of any Advance is converted from the Base Rate to the LIBOR-Based Rate.

         "Debt" means, with respect to any Person, all obligations of such Person, contingent or otherwise, which in accordance with GAAP would be classified on a balance sheet of such Person as liabilities of such Person, but in any event including (a) liabilities secured by any mortgage, pledge or lien existing on Property owned by such Person and subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed by such Person, (b) all indebtedness and other similar monetary obligations of such Person, (c) all guaranties, obligations in respect of letters of credit, endorsements (other than endorsements of negotiable instruments for purposes of collection in the ordinary course of business), obligations to purchase goods or services for the purpose of supplying funds for the purchase or payment of Debt of others and other contingent obligations in respect of, or to purchase, or otherwise acquire, or advance funds for the purchase of, Debt of others, (d) all obligations of such Person to indemnify another Person to the extent of the amount of indemnity, if any, which would be payable by such Person at the time of determination of Debt and (e) all obligations of such Person under capital leases.

         "Default" or "Event of Default" means the occurrence of any of the events specified in Section 8.01 hereof.

         "Default Conditions" or "Default Condition" means the occurrence of any of the events specified in Section 8.04 hereof.

         "Development Costs" means the total amount of all costs and expenses (excluding soft costs and fees payable to Borrower) incurred by a Partnership or LLC in the development, construction, or renovation of a Project.

         "EBITDA" (Earnings Before Interest, Taxes, Depreciation, and Amortization) for any period means an amount equal to Consolidated Net Income (or the net deficit, if expenses and charges exceed revenues and proper income items) for such period, plus amounts that have been deducted for (i) depreciation, (ii) amortization, (iii) interest expense, (iv) income taxes, (v) extraordinary and non-recurring items, (vi) the cumulative effects of changes in accounting principles, and (vii) minority interest, used in determining Consolidated Net Income for such period, and minus amounts that have been added for (i) extraordinary and non-recurring items and (ii) the cumulative effects of changes in accounting principles, in determining Consolidated Net Income for such period.

         "Environmental Law" means any federal, state or local law, statute, ordinance or regulation applicable or pertaining to health, industrial hygiene, waste materials, removal of waste materials, oil, gas, or underground storage tanks, Hazardous Substances, other environmental conditions on, under, or affecting Borrower's Property or any interest therein.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "Eurodollar Business Day" means a Business Day on which the relevant London international financial markets are open for transaction of business contemplated by this Agreement.

         "Financial Statements" means (i) the consolidated financial statement or statements of Borrower described or referenced in Section 4.06 hereof and delivered with this Agreement to Lender, and (ii) subsequent financial statements required to be provided pursuant to this Agreement.

         "Fiscal Quarter" means each of the quarters of the Fiscal Year ending on March 31st, June 30th, September 30th, and December 31st.

         "Fiscal Year" or "Annually" means any twelve-month accounting period ending December 31st.

         "Funded Debt" means all Debt resulting from loans made to Borrower by banks, savings and loan associations, and financial institutions, all purchase money mortgages, all conditional sales contracts, all title retention agreements, and all current maturities of Debt not otherwise specified herein.

         "GAAP" means generally accepted accounting principles.

         "Indebtedness" means any and all amounts and liabilities owing or to be owing by Borrower to Lender from time to time whether now existing or hereafter incurred, and whether in connection with this Agreement or otherwise, including any amendments hereof, or in connection with loans, participation interests, drafts, notes, banker's acceptances, letters of credit, guarantees, or overdrafts of checking or savings accounts of Borrower maintained with Lender.

         "Initial Notice of Interest Rate Election" means the notice required by Section 2.06(a) herein, which notice shall be in the form of Exhibit A hereto or in another form approved by Lender.

         "Interest Expense" means any and all payments, cash or in-kind, made or accrued on account of interest obligations incurred, arising under or out of any Debt of the Borrower (on a consolidated basis), including but not limited to promissory notes issued to evidence such interest payments and including the component of amounts payable under capital leases attributable to interest, and excluding any non-cash items other than notes issued to evidence such interest payments and the component of amounts payable under capital leases attributable to interest.

         "LLC" means any limited liability company validly formed under the law of any State for the purpose of making an Acquisition or a Physician Practice Acquisition, or for the purpose of developing a Project and in which the Borrower retains a majority ownership interest.

         "LLC Note" means a promissory note issued by an LLC to the order of Borrower and evidencing a loan by Borrower to such LLC of monies initially advanced by Lender to Borrower under the Revolving Credit Note, which loan is made for the purpose of developing a Project in which the Borrower retains a majority ownership interest.

         "LLC Note Collateral" means any property, collateral, or assets securing repayment of an LLC Note.

         "Lender" means SunTrust Bank, Nashville, N.A., its successors and assigns.

         "Letter of Credit" means any letter of credit issued by Lender on Borrower's account pursuant to and in compliance with Section 2.11 herein.

         "LIBOR-Based Rate" means for any Libor Based Rate Interest Period, one hundred and seventy-five (175) basis points per annum above the average (rounded upwards, if necessary, to the next higher one/sixteenth of one percent) of the respective rates per annum by which dollar deposits in immediately available funds are offered to Lender in the London Interbank market at approximately 11:00 a.m. (Nashville time) two Eurodollar Business Days before the first day of such Libor-Based Rate Interest Period for delivery on the first day of such Libor-Based Rate Interest Period in amounts approximately equal to the principal amount of the loans on which the LIBOR-Based Rate is applicable and for the number of days comprised therein.

         "LIBOR-Based Rate Period" means with respect to any Advance on which the Borrower has elected, pursuant to Section 2.06, that the LIBOR-Based Rate apply, the 30, 60, or 90 day period selected by Borrower commencing on the date the Advance is made or on any subsequent Conversion Date.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, or trust receipt or a lease, consignment, or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting the Property. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Loan" or "Loans" means any borrowing by Borrower under this Agreement, the Revolving Credit Note, the Term Note, and/or any extension of credit by Lender to or for Borrower pursuant to this Agreement or any other Loan Document, including any renewal, amendment, extension, or modification thereof.

         "Loan Documents" means, collectively, each document, paper or certificate executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date), including, without limitation, this Agreement, the Revolving Credit

Note, the Term Note, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Lender's request.

         "Minority Interest" means that amount depicted from time to time on Borrower's most current Consolidated Balance Sheet as "Minority Interest" so long as such is calculated on a consistent basis and in accordance with GAAP.

         "Notice of Interest Rate Election" means the notice required by
Section 2.06(c) and Section 2.06(d) herein and which notice shall be in either the form of Exhibit B hereto or in such other form as approved by Lender.

         "Obligations" means all of Borrower's undertakings in the Loan Documents including, but not limited to, all agreements, representations, warranties, and covenants. The term "Obligations" includes the Indebtedness.

         "Partnership" means any general or limited partnership validly formed under the law of any state for the purpose of making an Acquisition or a Physician Practice Acquisition, or for the purpose of developing a Project and in which the Borrower retains a majority ownership interest.

         "Partnership Agreement" means the general partnership agreement or the limited partnership agreement of any Partnership.

         "Partnership Note" means a promissory note issued by a Partnership to the order of Borrower and evidencing a loan by Borrower to such Partnership of monies initially advanced by Lender to Borrower under the Revolving Credit Note, which loan is made in connection with the development of a Project in which the Borrower retains a majority ownership interest.

         "Partnership Note Collateral" means any property, collateral, or assets securing repayment of a Partnership Note.

         "Physician Practice Acquisition" means the acquisition of the assets of a physician's practice or the practice of more than one physician by a Partnership or LLC in circumstances where the physicians whose assets are acquired are partners or are members in an LLC or immediately thereafter will become partners in the Partnership or a member in the LLC.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any Subsidiary and covered by Title IV of ERISA or to which Section 412 of the Code applies.

         "Principal Office" means the principal office of the Lender located at 201 Fourth Avenue North, Nashville, Tennessee.

         "Project" means construction, expansion and/or renovation of an ambulatory surgery center owned by a Partnership or LLC.

         "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

         "Request for Advance" means a request by Borrower to Lender for Advances under the Revolving Credit Note all in the form of Exhibit C.

         "Revolving Credit Note" means that certain Amended and Restated Revolving Credit Note issued by Borrower to Lender in the principal amount of $12,000,000 in the form of Exhibit D hereto, as such may be amended.

         "Seller Financing" means either: (i) the extension of credit to Borrower that enables the Borrower to acquire a majority interest in a Partnership or LLC, (ii) the extension of credit to Borrower by any seller of a majority interest in an existing ambulatory surgery center, which sale is made to Borrower, a Partnership, or an LLC, or (iii) the extension of credit to Borrower by the seller of the assets in a Physician Practice Acquisition.

         "Subsidiary" means any corporation of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled at the time as of which any determination is being made directly or indirectly, by Borrower and/or by one or more of Borrower's Subsidiaries.

         "Term Note" means that certain Consolidated, Amended, and Restated Term Note in the principal amount of $5,749,245.88 issued by Borrower to the order of Lender dated June 25, 1996 in the form of Exhibit E hereto, as such may be amended.

         "Voting Stock" means securities of any class of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

         Article II.   The Loans.

         Section 2.01 The Revolving Credit Note. Subject to the conditions and the terms of the Loan Documents and in reliance upon the representations, warranties, and covenants set forth in the Loan Documents, Lender agrees to extend the Borrower credit on a revolving credit basis, in the principal amount of up to $12,000,000 pursuant to the Revolving Credit Note.

         Section 2.02 Advances Under the Revolving Credit Note. Advances under the Revolving Credit Note shall be made only after the Borrower has complied with the provisions of this Agreement. Borrower shall not be entitled to receive Advances under the Revolving Credit Note subsequent to June 25, 1998. Subject to the terms and requirements of this Agreement, Borrower may repay and re-borrow amounts under the Revolving Note up to the maximum principal amount thereof, provided, however, the amount available to be advanced to Borrower under the Revolving Credit Note shall be reduced by the face amount of any outstanding Letter of Credit issued by Lender or Borrower's behalf pursuant to
Section 2.11 herein.

         Section 2.03 Borrowing Procedure. The Borrower hereby authorizes the Lender to deposit all Advances under the Revolving Credit Note into the operating account maintained by the Borrower with Lender. Any authorized officer shall have the authority to request Advances. All requests for Advances shall be in writing (except that telephonic requests by any authorized officer confirmed immediately in writing thereafter shall be acceptable). In the event of a telephonic request, the Lender shall be entitled to rely, without further investigation, on the fact that the person making the telephone call has identified himself as one of the authorized officers.

         The giving of notice by Borrower that it is requesting an Advance shall constitute a warranty that, as of the date the notice is given and as of the date of the Advance, the officers of the Borrower do not have knowledge of any Default Conditions or Event of Default as defined herein; and that as of such date, the representations and warranties contained in Article IV are and will be true and correct, except as to changes occurring after the date of this Agreement caused by transactions not prohibited under this Agreement. Lender shall have no liability to Borrower arising out of its compliance with this procedure.

         Section 2.04 Minimum Advance Amounts. Advances under the Revolving Credit Note shall not be made in amounts less than $100,000 without Lender's prior written consent.

         Section 2.05  Required Payments.

                 (a) Commencing on the tenth (10th) day of July, 1996, and on the tenth (10th) day of each consecutive month through and including June 10, 1998 the Borrower shall pay to Lender an amount equal to all then accrued interest.

                 (b) Commencing on the tenth (10th) day of July, 1998, and on the tenth (10th) day of each consecutive month through and including May 10, 2002, the Borrower shall pay to Lender an amount equal to the product of: (i) the principal balance of the Revolving Credit Note as such exists on June 10, 1998, divided by (ii) 48, plus all then accrued interest.

                 (c) On June 10, 2002 the Revolving Credit Note shall mature and the Borrower shall pay to the Lender an amount equal to all outstanding principal, plus all accrued interest.

         Section 2.06  Applicable Interest Rate.

                 (a) With regard to the Revolving Credit Note and at the time that the Borrower requests an Advance, the Borrower shall deliver to Lender the Initial Notice of Interest Rate Election which shall be irrevocable, shall be in the form attached as Exhibit A, and shall set forth the following: (a) whether the selected interest rate is the Base Rate or the LIBOR-Based Rate, and (b) if the interest rate selected is the LIBOR-Based Rate, the maturity selected for the LIBOR-Based Rate Period. In the event that the Borrower shall fail to deliver this Initial Notice of Interest Rate Election, then it shall be conclusively presumed that the Borrower has elected the Base Rate.

                 (b) With regard to the Term Note and upon the Closing Date, the Borrower shall advise the Lender in writing: (a) whether the applicable interest on the Term Note is the Base Rate or the LIBOR-Based Rate, and (b) if the interest rate selected is the LIBOR-Based Rate, the maturity selected for the LIBOR-Base Rate Period.

                 (c) At any time that the outstanding principal balance of the Term Note or an Advance bears interest at the Base Rate, the Borrower may elect upon three (3) days prior written notice and delivery to Lender of a Notice of Interest Rate Election to convert the Applicable Interest Rate to a LIBOR-Based Rate.

                 (d) Once the Borrower has selected the LIBOR-Based Rate, such rate shall remain applicable until the expiration of the then applicable LIBOR-Based Rate Interest Period. Three (3) days prior to the expiration of any applicable LIBOR-Based Rate Period, the Borrower shall deliver to Lender a Notice of

         Interest Rate Election. Should the Borrower fail to deliver such Notice of Interest Rate Election in a timely manner, then it shall be conclusively presumed that the Borrower has selected the Base Rate as the Applicable Interest Rate.

                 (e) At any time, no more than ten (10) different LIBOR-Based Rate Periods may be applicable to the Term Note and all Advances.

                 (f) The calculation of the Applicable Interest Rate shall be based on a year of 360 days.

                 (g) The following provisions shall apply at any time that the LIBOR-Based Rate is applicable:

                          (i) Increased Cost. If, as a result of any change in applicable law, regulation, treaty or directive, in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any court or governmental authority, agency or instrumentality:

                                    (A)    the basis of taxation of payments to
                          Lender of the principal of or interest on any loan on which a LIBOR-Based Rate is applicable (other than taxes imposed on the overall net income of Lender) is changed;

                                    (B)    any reserve, special deposit or
                          similar requirements against assets of, deposits with or for the account of, or credit extended by, Lender are imposed, modified or deemed applicable; or

                                    (C)    any other condition affecting this
                          Agreement or the LIBOR-Based Rate is imposed on Lender or the London eurodollar market;

                 and Lender determines that, by reason thereof, the actual out-of-pocket cost to Lender of offering, making, or maintaining the LIBOR-Based Rate is increased, or the amount of any sum receivable by Lender hereunder in respect of any of the LIBOR-Based Rate is reduced;

                 then, Borrower shall pay to Lender upon demand (which demand shall be accompanied by a statement setting forth the basis for the calculation thereof but only to the extent not theretofore provided to Borrower) such additional amount or amounts as will compensate Lender for such additional cost or reduction. Determinations by Lender for purpose of this section of the additional amounts required to compensate Lender in respect of the foregoing shall be conclusive, absent demonstrable error.

                          (ii) Eurodollar Deposits Unavailable or Interest Rate Unascertainable. In the event that the Lender shall have reasonably determined (which determination shall be conclusive and binding on the parties hereto, absent demonstrable error) that deposits of the necessary amount for the relevant LIBOR-Based Rate Period are not available to Lender in the London Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR-Based Rate applicable to such period or term, as the case may be, or that the application or use of the LIBOR-Based Rate would be impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the London interbank market, then Lender shall promptly give notice of such determination to Borrower and (i) any notice of new LIBOR-Based Rate selection previously given by Borrower and not yet converted shall be deemed a selection of the Base Rate and (ii) the existing LIBOR-Based Rate shall be converted to the Base Rate on the last day of the then current LIBOR-Based Rate Period with respect thereof.

                          (iii) Changes in Law Rendering the LIBOR-Based Rate Unlawful. If at any time due to any new law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful for Lender to offer, charge or collect interest based on the LIBOR-Based Rate, the obligation of Lender to provide the LIBOR-Based Rate shall, upon the happening of such event, forthwith be suspended for the duration of such illegality. Upon the happening of such event, Lender shall notify Borrower thereof in writing, and Borrower, at its election, shall, on the earlier of (i) the last day of the then current LIBOR-Based Rate Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert the unlawful LIBOR-Based Rate to the Base Rate or repay the Revolving Credit Note, without penalty, to Lender in full, together with all interest accrued thereon.

                          (iv) Other Changes Rendering Use of LIBOR-Based Rate a Severe Hardship. In the event that on any date after the Closing Date Lender shall reasonably determine (which determination shall be conclusive and binding on the parties hereto, absent demonstrable error) that the use and/or application of the LIBOR-Based Rate will cause the Lender severe hardship as a result of a contingency occurring after the date of this Agreement; then, and in any such event, the Lender shall give telephonic notice (immediately confirmed in writing) to the Borrower of such determination, and the obligation of the Lender to offer or permit the selection of the LIBOR-Based Rate shall be terminated at the earlier of the end of the then current LIBOR-Based Rate Period, and upon such date the Borrower, at its option shall either repay the Revolving Credit Note, without penalty, together with all interest accrued thereon, or convert the Revolving Credit Note to the Base Rate.

                          (v) Adjustments to Rate to Cover Additional Cost. It is the intention of the parties that the LIBOR-Based Rate shall accurately reflect the cost to Lender of maintaining loans at the LIBOR-Based Rate during the applicable LIBOR-Based Rate Period. Accordingly:

                                    (i)    if by reason of any change after the
                          date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order), including any change in the LIBOR reserve requirement, the cost to Lender of maintaining loans at the LIBOR-Based Rate or funding the same by means of a London interbank market time deposit, as the case may be, shall increase, the LIBOR-Based Rate then charged by Lender shall be adjusted as necessary to reflect such change in cost to such Lender, effective as of the date on which such change in any applicable law, governmental rule, regulation or order becomes effective.

                                    (ii) if the Lender shall have determined
                          that the adoption after the Closing Date of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority or agency, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any lending office of the Lender) or the Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority or agency, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, as a consequence of the Lender's obligations under this Agreement or the Advances made by such Lender pursuant hereto to a level below that which the Lender or the Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's guidelines with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

                 (h) Borrower may prepay the principal amount evidenced by the Term Note or by any Advance at any time that the Applicable Interest Rate is the Base Rate. Except as provided specifically in
         Section 2.05(i), (iii) and (iv), Borrower may not prepay the Term Note or any such Advance so long as the Applicable Rate is the LIBOR-Based Rate, except at the maturity of any applicable LIBOR-Based Rate Period.

         Section 2.07 The Term Note. Subject to the conditions and terms of the Loan Documents and in reliance upon the representations, warranties, and covenants set forth in the Loan Documents, Lender agrees to extend the Borrower credit in the principal amount of $5,749,245.88 pursuant to the Term Note. The terms of repayment of the Term Note shall be as set forth therein.

         Section 2.08 Participation. Lender shall have the right to enter into one or more participation agreements with one or more participating lenders approved by Lender on such terms and conditions as Lender shall deem advisable; provided that at all times the Lender shall retain a minimum of fifty percent (50%) of the Loans.

         Section 2.09 Use of Proceeds. Proceeds of the Revolving Credit Note will be used to: (i) permit the issuance of Letters of Credit, and (ii) enable the Borrower to make (x) loans to Partnerships or LLC's for the construction and renovation of Projects and/or (y) Acquisitions and Physician Practice Acquisitions. Proceeds of the Term Note were used to refinance existing indebtedness.

         Section 2.10 Payments to Principal Office; Debit Authority. Each payment under the Revolving Credit Note and Term Note (including any permitted prepayment and payment of interest) shall be made to Lender at its Principal Office for the account of Lender in U.S. dollars and in immediately available funds before 11:00 a.m. Nashville Time on the date such payment is due. The Lender may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Lender.

         Section 2.11 Letters of Credit. Provided no Default Condition or Event of Default has occurred and is continuing, the Lender agrees that at Borrower's request, it shall cause Letters of Credit to be issued to such Persons as designated by Borrower on Borrower's account.
In connection with the issuance of each Letter of Credit, the Borrower shall execute in favor of Lender an application and agreement for issuance of a letter of credit in form and substance required by Lender, and the Borrower shall pay to Lender a fee in an amount equal to one and one-half percent (1 1/2%) of the face amount of the Letter of Credit issued by Lender. The issuance by Lender of a Letter of Credit shall reduce the available amount to be advanced by Lender under the Revolving Credit Note by an amount equal to the face amount of the Letter of Credit for so long as such Letter of Credit remains outstanding. In the event that the Lender is required to pay to any Person the proceeds (partial or in full) of a Letter of Credit, the Borrower agrees to pay to Lender immediately on demand by Lender an amount equal to the proceeds paid by Lender to such Person, plus interest from the date of such payment until the date of payment by Borrower at an amount equal to the Base Rate. Letters of Credit issued by Lender shall not be issued for a time period in excess of twelve (12) months. The Lender shall have no obligation to issue Letters of Credit on or after June 25, 1998.

         Section 2.12 Right of Offset, Etc. The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lender may otherwise have, the Lender shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on the Obligations hereunder which is not paid within fifteen (15) days after such payment is due to the Lender, and in the event the Lender does offset against such balances, it shall promptly notify the Borrower, provided that its failure to give such notice shall not affect the validity thereof.

         Section 2.13 Usury. The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Tennessee), then, in that event, notwithstanding anything to the contrary in any Loan Document or agreement executed in connection with or as security for the Obligations, Borrower and Lender agree as follows: (i) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged, or received under any of the Loan Documents or agreements, or otherwise in connection with the Obligations, shall under no circumstance exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the Obligations by the holder thereof (or, if the Obligations shall have been paid in full, refunded to Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of an election of the holder resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be cancelled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the Obligations (or, if the Obligations shall have been paid in full, refunded to Borrower).

         Article III.  Collateral.

         Section 3.01 Collateral. The Indebtedness and Obligations shall be secured by the following:

                 (a) all Partnership Notes, Partnership Note Collateral, LLC Notes, and LLC Note Collateral;

                 (b) all deposit accounts, monies, and items of value of Borrower now or hereafter placed in Lender's possession; and

                 (c) all other Property of Borrower presently and/or subsequently pledged or delivered to Lender to secure all or a portion of the Indebtedness.

         Article IV.  Representations and Warranties.

         To induce Lender to enter this Agreement and extend credit under this Agreement, Borrower covenants, represents, and warrants to Lender that as of the date hereof and as of the Closing Date:

         Section 4.01 Corporate Existence. Borrower and each Subsidiary are corporations duly organized, and validly existing, and in good standing under the laws of the states of their respective incorporation, and the Borrower and each Subsidiary are duly qualified as a foreign corporation in all jurisdictions in which the Property owned or the business transacted by each of them makes such qualification necessary, except where failure to do so would not have a material, adverse effect on the Borrower or any Subsidiary which acts as a general partner in a Partnership or member in an LLC.

         Each Partnership and LLC that has executed LLC Notes or Partnership Notes, as applicable, as of the date hereof is duly formed and validly existing under the laws of the respective State under which it was formed.

         Section 4.02 Corporate Power and Authorization. The Borrower is duly authorized and empowered to execute, deliver, and perform under all Loan Documents; the Borrower's board of directors has authorized the Borrower to execute and perform under the Loan Documents; and all other corporate and/or shareholder action on Borrower's part required for the due execution, delivery, and performance of the Loan Documents has been duly and effectively taken.

         Section 4.03 Binding Obligations. This Agreement is, and the other Loan Documents when executed and delivered in accordance with this Agreement will be, legal, valid and binding upon and against the Borrower and its Properties enforceable in accordance with their respective terms, subject to no defense, counterclaim, set-off, or objection of any kind known to or suspected by Borrower. To the best of Borrower's knowledge and belief, the Lender has taken no action nor has it failed to take any action that subjects Lender to any liability to Borrower.

         Section 4.04 No Legal Bar or Resultant Lien. The Borrower's execution, delivery and performance of the Loan Documents do not constitute a default under, and will not violate any provisions of the charter or bylaws of Borrower, or any contract or agreement entered into by Borrower and any Person. To Borrower's knowledge, the Borrower's execution, delivery and performance of the Loan Documents do not constitute a breach of any law, regulation, order, injunction, judgment, decree, or writ to which Borrower is subject, or result in the creation or imposition of any lien upon any Properties of Borrower, other than those contemplated by the Loan Documents.

         Section 4.05 No Consent. The execution, delivery, and performance of the Loan Documents do not require the consent or approval of any other Person, except for such consents which have been obtained by Borrower in writing.

         Section 4.06 Financial Condition. The Financial Statements for the period ended December 31, 1995 and the Fiscal Quarter ended March 31, 1996 which have been delivered to Lender, have been prepared on a consolidated basis in accordance with GAAP, consistently applied, and the Financial Statements present fairly the consolidated financial condition of Borrower as of the date or dates and for the period or periods stated therein provided that it is understood that quarterly Financial Statements are subject to year end adjustments and do not contain footnotes that would appear on the audited Financial Statements. No material adverse change in the consolidated financial condition of Borrower has occurred since the date of the most recent Financial Statements.

         The Financial Statements include all liabilities (direct and contingent) and all assets of each LLC and Partnership, and such Financial Statements accurately reflect Borrower's ownership interest therein.

         Section 4.07 Investments, Advances, and Guaranties. Except for the transactions described on Exhibit F, neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC has made investments in, advances to, or guaranties of the obligations of any Person (other than to Borrower or any Subsidiary, a Partnership, a LLC, or to a partnership or other entity that prepares financial statements under Borrower on a consolidated basis) in excess of $100,000 in the aggregate, or committed or agreed to undertake any of these actions or obligations, except as referred to or reflected in the Financial Statements or as permitted hereunder.

         Section 4.08 Liabilities and Litigation. Neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC has any material liabilities (individually or in the aggregate) direct or contingent, except as referred to or reflected in the Financial Statements. There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or any Subsidiary, or any Partnership, or any LLC that involves the possibility of any judgment or liability not fully covered by insurance or that if adversely decided could reasonably be expected to materially and adversely affect the business or the Properties of Borrower, or any Subsidiary, or any Partnership, or any LLC or the ability of Borrower, or any Subsidiary, or any Partnership, or any LLC to carry on its business as now conducted.

         Section 4.09 Taxes; Governmental Charges. Borrower, each Subsidiary, each Partnership, and each LLC have filed or caused to be filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees, and other governmental charges levied upon each of them or upon any of their respective Properties or income, which are due and payable, including interest and penalties unless such are contested in good faith and adequate reserves have been retained therefor. Borrower, each Subsidiary, each Partnership, and each LLC have made all required withholding deposits.

         Section 4.10 Title, Etc. Borrower, each Subsidiary, each Partnership, and each LLC have good title to their respective Properties, free and clear of all liens except those referenced or reflected in the Financial Statements or those securing the Obligations. Borrower, each Subsidiary which acts as a general partner in a Partnership, each Partnership, and each LLC possess all trademarks, copyrights, trade names, patents, licenses, and rights therein, adequate in all material respects for the conduct of their respective business as now conducted and presently proposed to be conducted, without conflict with the rights or claimed rights of others.

         Section 4.11 No Default. Neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC is in default in any material respect that affects its respective business, Properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which Borrower, or any Subsidiary, or any Partnership, or any LLC is a party or by which it or its respective Properties are bound. Neither the Borrower, nor any Subsidiary, nor any Partnership, nor any LLC is in violation in any material respect of its applicable articles of incorporation or charter or bylaws or Partnership Agreements or LLC operating agreements. Neither the Borrower, nor any Subsidiary, nor any Partnership, nor any LLC has received notice from any Person that it has violated or breached any applicable articles of incorporation, charter, bylaws, Partnership Agreements, articles of organization, or operating agreements. No Default Conditions hereunder have occurred or are continuing as of the date hereof or at the Closing Date.

         Section 4.12 Casualties; Taking of Properties, Etc. Neither the business nor the Properties of Borrower, nor any Subsidiary which acts as a general partner in a Partnership, nor any Partnership, nor any LLC have been materially affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property, cancellation of contracts, permits, concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

         Section 4.13 Regulation U. Neither Borrower, nor any Subsidiary which acts as a general partner in a Partnership, nor any Partnership, nor any LLC is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No part of the Indebtedness shall be used at any time to purchase or to carry margin stock within the meaning of Regulation U or to extend credit to others for the purpose of purchasing or carrying any margin stock if to do so would cause the Lender to violate the provisions of Regulation U.

         Section 4.14 Compliance with Laws, Etc. Neither Borrower, nor any Subsidiary which acts as a general partner in a Partnership, nor any Partnership, nor any LLC is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower, or any such Subsidiary, or any Partnership, or any LLC or any of their respective Properties is subject which, if enforced, would have a material adverse effect on the Borrower, or such Subsidiaries, or any Partnership, or any LLC. Neither Borrower, nor any Subsidiary, which acts as a general partner in a Partnership, nor any Partnership, nor any LLC has failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of any of their Properties or to the conduct of their respective business. All improvements on the real estate owned by, leased to or used by Borrower, or any Subsidiary which acts as a general partner in any Partnership, or any Partnership, or any LLC conform in all material respects to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and such real estate is zoned for the various purposes for which such real estate and improvements thereon are presently being used.

         Section 4.15 ERISA. Borrower, each Subsidiary, each Partnership, and each LLC are in compliance in all material respects with the applicable provisions of ERISA. Neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC has incurred any "accumulated funding deficiency" within the meaning of ERISA which is material, and Borrower has not incurred any material liability to PBGC in connection with any Plan.

         Section 4.16 Subsidiaries, Etc. The names, addresses of registered offices, and states of incorporation of Borrower's Subsidiaries are attached hereto as Exhibit G. Borrower owns a majority interest of all of the Voting Stock of each Subsidiary and its ownership interest is noted on Exhibit G. The Borrower uses no trade names.

         The names, addresses of registered offices, and states of formation of the Partnerships and LLC's are attached hereto as Exhibit H.

         Section 4.17 No Material Misstatements. No information, exhibit, or report furnished or to be furnished by Borrower to Lender in connection with this Agreement, contain as of the date thereof, or will contain as of the Closing Date, any material misstatement of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

         Section 4.18 Investment Company Act. Neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.19 Use of Proceeds; Purpose of the Credit. Borrower has used or will use proceeds from the Term Note and the Revolving Credit Note exclusively for the purposes stated in this Agreement.

         Section 4.20 Personal Holding Company; Subchapter S. Neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC is a "personal holding company" as defined in Section 542 of the Code, and neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC is a "Subchapter S" corporation within the meaning of the Code.

         Section 4.21 Solvency. Borrower, each Subsidiary that is a general partner in any Partnership, each Partnership, and each LLC are solvent as of the date hereof and shall remain solvent at all times hereafter. Borrower, and each Subsidiary that is a general partner in any Partnership, and each Partnership, and each LLC are generally paying their respective debts as they mature and the fair value of Borrower's, and such Subsidiary's, and such Partnership's, and such LLC's assets substantially exceeds the sum total of their respective liabilities.

         Section 4.22 Capital. Borrower now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is engaged.

         Article V.  Conditions of Lending.

         Section 5.01 Initial Conditions. Lender's obligation to extend credit hereunder is subject to the Conditions Precedent that Lender shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed, dated and delivered as of the Closing Date, in form and substance satisfactory to Lender and its counsel:

                 (a) Revolving Credit Note, the Term Note, and Loan Documents. The Revolving Credit Note, the Term Note, and all other Loan Documents.

                 (b)      Collateral.  Delivery of any collateral required by
         Article III herein.

                 (c) Resolutions of Borrower. Certified copies of resolutions of the Board of Directors of Borrower authorizing or ratifying the execution, delivery, and performance, respectively, of this Agreement and all Loan Documents.

                 (d) Borrower's Certificate of Existence. A certificate of existence of Borrower from the State of Tennessee, which certificate shall contain no facts objectionable to Lender.

                 (e) Consents, Etc. Certified copies of all documents evidencing any necessary corporate action, consents, and governmental approvals (if any) with respect to this Agreement and the Loan Documents.

                 (f) Officer's Certificate. A certificate of the secretary or any assistant secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign this Agreement and the Loan Documents, together with a sample of the true signature of such officer(s).

                 (g) Borrower's Charter and By-Laws. A copy of Borrower's by-laws and charter (including all amendments thereto) certified, in the case of by-laws, by the secretary or any assistant secretary of Borrower, and in the case of the charter by the Secretary of State of Tennessee, as being true and complete copies of the current charter and by-laws of Borrower.

                 (h) Opinions of Counsel for Borrower. The opinions of counsel for Borrower, addressed to Lender, substantially in the form of Exhibit I.

                 (i) Other. Such other documents as Lender may reasonably request.

         Section 5.02 Conditions Prior to Funding. Lender's obligation to fund any Advance is subject to the additional Conditions Precedent that Lender shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed:

                 Request for Advance. A Request for Advance in the form of Exhibit C hereto, along with borrowing base certificate signed by the chief financial officer of Borrower affirming that the total amount outstanding under all Advances made subsequent to the date hereof, plus the requested Advance, do not and will not exceed the sum of (i) 85% of Development Costs, plus (ii) 65% of the total cost of all Acquisitions or a Physician Practice Acquisitions.

         Section 5.03 All Borrowings. The Lender's obligations to extend credit under the Loan Documents are subject to the following additional Conditions Precedent which shall be met each time an Advance is requested and an Advance is made:

                 (a)      The representations of the Borrower contained in
         Article IV are true and correct in all material respects as of the date of the requested Advance, with the same effect as though made on the date additional funds are advanced, except as to changes occurring after the date of this Agreement caused by transactions not prohibited under this Agreement; (b) There has been no material adverse change in the Borrower's financial condition or other condition since the date of the last borrowing hereunder; (c) No Default Conditions and no Event of Default have occurred and continue to exist; (d) No material litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Borrower to the Lender prior to the date of the execution and delivery of this Agreement is pending or known to be threatened against the Borrower, or any Subsidiary, or any Partnership, or any LLC, and (e) no material development not so disclosed has occurred in any litigation, arbitration proceedings or governmental proceedings so disclosed, which could reasonably be expected to adversely affect the financial position or business of the Borrower, or any Subsidiary, or any Partnership, or any LLC, or impair the ability of the Borrower, or any Subsidiary, or any Partnership, or any LLC, to perform their respective obligations under this Agreement or any other Loan Documents.

         Article VI.  Affirmative Covenants.

         Borrower covenants that, during the term of this Agreement (including any extensions hereof) and until all Indebtedness shall have been finally paid in full and all Obligations shall have been fully discharged, unless Lender shall otherwise first consent in writing, Borrower shall:

         Section 6.01  Financial Statements and Reports.  Promptly furnish to
Lender:

                 (a) Annual Reports. As soon as available, and in any event within ninety (90) days after the close of each Fiscal Year, the audited consolidated Financial Statements of the Borrower setting forth the audited consolidated balance sheets of Borrower as at the end of such year, and the audited consolidated statements of income, statements of cash flows, and consolidated statements of retained earnings of Borrower for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding Fiscal Year accompanied by the report of Borrower's certified public accountants, and by an unaudited consolidating balance sheet and unaudited consolidating statements of income of Borrower, its Subsidiaries, LLC's, Partnerships, and partnerships and LLC's that are not borrowing funds from Borrower duly certified by Borrower's chief financial officer as being correct reflections of the information used for the audited consolidated Financial Statements. The audit opinion in respect of the Financial Statements of Borrower shall be the opinion of a firm of independent certified public accountants reasonably acceptable to Lender;

                 (b) Quarterly and Year-to-Date Reports. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters, the unaudited consolidated balance sheets of Borrower as of the end of such Fiscal Quarter, and the unaudited consolidated and consolidating statements of income of Borrower, its Subsidiaries, the LLC's, the Partnerships, and partnerships and LLC's that are not borrowing funds from Borrower for such Quarter and for a period from the beginning of the Fiscal Year to the close of such Fiscal Quarter, all certified by the chief financial officer or chief accounting officer of Borrower as being true and correct to the best of his or her knowledge; and

                 (c) Other Information. Promptly upon its becoming available, such other material information about Borrower or the Indebtedness as Lender may reasonably request from time to time.

All such balance sheets and other Financial Statements referred to in Sections 6.01(a) and (b) hereof shall conform to GAAP on a basis consistent with those of previous Financial Statements.

         Section 6.02 Taxes and Other Liens. Cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it, upon any Subsidiary, upon any LLC, or upon any Partnership or upon any of its or any Subsidiary's, any LLC's, or any Partnership's income or Property as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any or all of its or any Subsidiary's, any LLC's, or any Partnership's Property; provided, however, that neither Borrower, nor any Subsidiary, nor any LLC, nor any Partnership shall be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Borrower shall establish reserves therefor adequate under GAAP.

         Section 6.03 Maintenance.

                 (a) Maintain and cause to be maintained its corporate existence, name, rights, and franchises and the corporate existence, name, rights and franchises of each Subsidiary that acts as a general partner in a Partnership, and the existence, name, and rights of each Partnership and each LLC;

                 (b) observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business or Property of Borrower, or any Subsidiary that is a general partner of any Partnership, or of any Partnership, or of any LLC) with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, and requirements of all federal, state, county, municipal, and other governments;

                 (c) cause its Property and the Property of any Subsidiary that acts as a general partner in any Partnership, any Partnership, and any LLC (and any Property leased by or consigned to it, any Subsidiary that acts as a general partner in any Partnership, any Partnership, or any LLC or held under title retention or conditional sales contracts) to be maintained in good and workable condition at all times and make all repairs, replacements, additions, and improvements to the Property owned by Borrower, and any Subsidiary that acts as a general partner in any Partnership, and any Partnership, and any LLC reasonably necessary and proper to ensure that the business carried on in connection with such Property may be conducted properly and efficiently at all times; and

                 (d) cause the Borrower, each LLC, and each Subsidiary that acts as a general partner in a Partnership, and each Partnership to refrain from doing business in any state in which such business would require qualifications to do business in such state unless and until it shall have qualified to do business in such state.

         Section 6.04 Further Assurances. Promptly cure any defects in the creation, issuance, and delivery of the Loan Documents. Borrower at its expense promptly will execute and deliver to Lender upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, or to correct any omissions in the Loan Documents, or to state more fully the Obligations and agreements set out in any of the Loan Documents, to file any notices, or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

         Section 6.05  Performance of Obligations.

                 (a) Pay the Indebtedness according to the terms of the Loan Documents; and

                 (b) do and perform, and cause to be done and to be performed, every act and discharge all of the Obligations provided to be performed and discharged by Borrower under the Loan Documents, at the time or times and in the manner specified.

         Section 6.06 Insurance. Maintain and continue to maintain, with financially sound and reputable insurors, insurance satisfactory in type, coverage and amount to Lender against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated as that of Borrower, its Subsidiaries, LLC's, and the Partnerships. Upon request of Lender, Borrower will furnish or cause to be furnished to Lender from time to time a summary of the insurance coverage of Borrower in form and substance satisfactory to Lender and if requested will furnish Lender copies of the applicable policies. In the case of any fire, accident, or other casualty causing material loss or damage to any Property of Borrower, any Subsidiary, any LLC, or any Partnership, and the loss(es) materially impair(s) the operation of the business of Borrower, any Subsidiary, any LLC, or any Partnership the proceeds of such policies shall be used, at Borrower's discretion (a) to repair or replace the damaged Property, or (b) to prepay the Indebtedness.

         Section 6.07 Accounts and Records. At Borrower's expense, cause books of record and account for it and its Subsidiaries, the LLC's, and the Partnerships to be kept, in which full, true, and correct entries will be made of all dealings or transactions in accordance with GAAP as applicable, except only for changes in accounting principles or practices with which Borrower's certified public accountants concur and which changes have been reported to Lender in writing and with an explanation thereof.

         Section 6.08 Right of Inspection. At Borrower's expense, permit any officer, employee, or agent of Lender to visit and inspect any of the Property of Borrower or any Subsidiary, to examine Borrower's and any Subsidiary's books of record and accounts, to take copies and extracts from such books of record and accounts, and to discuss the affairs, finances, and accounts of Borrower and any Subsidiary with Borrower's respective officers, accountants, and auditors, all at such reasonable times and as often as Lender may reasonably desire.
Cause at reasonable times any officer, employee, or agent of Lender to be permitted to visit and inspect at Borrower's cost any Properties owned by any Partnership or LLC and to inspect and copy any financial records and books of records and account of such Partnership or LLC.

         Section 6.09 Notice of Certain Events. Promptly notify Lender if Borrower learns of the occurrence of (i) any event that constitutes a Default Condition or Event of Default together with a detailed statement by a responsible officer of Borrower of the steps being taken as a result thereof; or
(ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of Debt of Borrower or of any security (as defined under the Securities Act of 1933, as amended) of Borrower with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; or (iii) any legal, judicial, or regulatory proceedings affecting Borrower in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a material and adverse effect on the business or the financial condition of Borrower; or (iv) any dispute between Borrower and any governmental or regulatory authority or any other person, entity, or agency which, if adversely determined, could reasonably be expected to materially interfere with the normal business operations of Borrower; or (v) any material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of Borrower from those reflected in the Financial Statements or from the facts warranted or represented in any Loan Document; or (vi) the occurrence of a default under a Partnership Note or an LLC Note.

         Section 6.10 ERISA Information and Compliance. Comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which Borrower is a party. Borrower shall provide Lender with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.

         Section 6.11 Management. Give notice to Lender of any material change in the executive officers of Borrower within five (5) days after such change occurs.

         Section 6.12 Reports, Etc. If applicable, furnish to Lender copies of all filings and reports, of any nature or type, made with or to the Securities and Exchange Commission (or any successor thereto) within 5 days thereafter, and including all amendments, modifications, or supplements thereto, as the same are filed with the Securities and Exchange Commission.

         Section 6.13 Calculations. In all calculations made for purposes required by this Loan Agreement, the Borrower, each Subsidiary, each LLC, each Partnership, and each partnership and LLC not borrowing funds from the Borrower shall comply with GAAP, and the Borrower, each Subsidiary, each LLC, each Partnership, and each partnership and LLC not borrowing funds from the Borrower shall use the same procedures and methods employed by Borrower, each Subsidiary, each LLC, each Partnership, and each partnership and LLC not borrowing funds from the Borrower in preparing the Financial Statements delivered to Lender prior to the date of this Agreement. All references contained herein to calculations of or determinations affecting Borrower (on a consolidated basis) shall refer to the Borrower, each Subsidiary, each LLC, each Partnership, and each Person that prepares financial statements under Borrower.

         Section 6.14 Partnership Notes and LLC Notes, Etc. The Borrower shall assign to Lender and grant Lender a first perfected security interest in all Partnership Notes, Partnership Note Collateral, LLC Notes, and LLC Note Collateral to secure repayment of the Indebtedness and the Obligations pursuant to such documentation as reasonably required by Lender.

         Article VII.  Negative Covenants.

         Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the Indebtedness has been paid and satisfied in full, unless Lender shall otherwise first consent in writing, neither Borrower, nor any Subsidiary, nor any LLC, nor any Partnership, nor any other partnership or LLC in which Borrower or a Subsidiary owns an interest will, either directly or indirectly:

         Section 7.01 Debts, Guaranties, and Other Obligations. Incur, create, assume, or in any manner become or be liable with respect to any Debt; provided that subject to all other provisions of this Article VII, the foregoing prohibitions shall not apply to:

                 (a)      Any Indebtedness to Lender;

                 (b) liabilities, direct or contingent, of Borrower or any Subsidiary, or any Partnership, or any LLC existing on the date of this Agreement that are referenced or reflected in the Financial Statements; and

                 (c) Seller Financing and Funded Debt not to exceed $5,500,000 in the aggregate.

         Section 7.02 Liens. Create, incur, assume, or permit to exist any Lien on any of its Property (now owned or hereafter acquired) except, subject to all other provisions of this Article, the foregoing restrictions shall not apply to:

                 (a) Liens securing the payment of any Indebtedness to Lender;

                 (b) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrower or such Subsidiary shall have made any reserve therefor required by GAAP;

                 (c) Liens referred to or reflected in the Financial Statements identified in Section 4.06 herein; and

                 (d) Liens on any real or personal property that secures the Debt permitted by Section 7.01(c) above; and

                 (e)  Liens permitted by Section 7.01(e); and

                 (f) Landlord liens in states where such liens arise by operation of law.

         Section 7.03 Investments, Loans, and Advances. Make or permit to remain outstanding any loans or advances to or investments in any Person, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:

                 (a) investments in direct obligations of the United States of America or any agency thereof;

                 (b) investments in certificates of deposit having maturities of less than one year, or repurchase agreements issued by commercial banks in the United States of America having capital and surplus in excess of $50,000,000, or commercial paper of the highest quality;

                 (c) investments in money market funds so long as the entire investment therein is fully insured or so long as the fund is a fund operated by a commercial bank of the type specified in (b) above;

                 (d) Those matters referenced on Exhibit F and loans to Partnerships or LLC's; and

                 (e)      other investments not to exceed $500,000.

         Section 7.04 Dividends, Distributions, and Redemptions; Issuance of Stock. Permit Borrower to declare or pay any dividend; nor permit any Subsidiary to declare or pay any dividend to any Person other than Borrower or another Subsidiary. Permit Borrower or any Subsidiary to redeem any of its stock or return capital to shareholders except through existing shareholder agreements and future shareholder agreements with (i) Persons who are members in an LLC or who are partners in a Partnership formed subsequent to the Closing Date that acquire Voting Stock of Borrower, (ii) physicians or physician groups that are affiliated with the partners in a Partnership or are affiliated with the members in an LLC formed subsequent to the Closing Date; and (iii) physicians and physician groups that enter into a business relationship with the Borrower or a Subsidiary after the Closing Date regarding the development, operation, or investment in an ambulatory surgery center.

         Section 7.05 Nature of Business. (a) Suffer any material change to be made in the character of its business as carried on at the Closing Date; or (b) permit the Borrower to own less than 51% of the Voting Stock of any incorporated Subsidiary; or (c) permit the Borrower or a subsidiary of Borrower to own less than 51% of the controlling ownership interest of any Partnership or LLC.

         Section 7.06 Further Acquisitions, Mergers, Etc. (i) Permit Borrower to merge or consolidate with any other Person, except under conditions in which the Borrower is the surviving entity and such merger or consolidation does not cause the Borrower to be in violation of this Agreement; or (ii) permit any Subsidiary to merge or consolidate with any Person other than the Borrower or any other Subsidiary; or (iii) permit the Borrower, any Subsidiary, LLC, or Partnership to dispose of substantially all of their respective Properties.

         Section 7.07 Proceeds of Loan. Permit the proceeds of the Advances to be used for any purpose other than those permitted under this Agreement.

         Section 7.08 Sale or Discount of Receivables. Except to minimize losses on bona fide debts previously contracted, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or Accounts.

         Section 7.09 Disposition of Assets. Dispose of any of its assets having a material value other than in the ordinary course of its present business upon terms standard in Borrower's industry.

         Section 7.10 Partnership Notes or LLC Notes. Forgive, cancel, amend, alter, or seek to transfer any Partnership Notes or LLC Notes.

         Section 7.11 Financial Covenants.

                 (a) Net Worth. Permit its Consolidated Net Worth as of December 31, 1995 to be less than $21,000,000; nor permit its Consolidated Net Worth as measured at the end of each Fiscal Quarter thereafter to be less than the sum of: (a) $21,000,000, plus (b) the amount by which Borrower's additional paid in capital exceeds $21,000,000, plus (c) 75% of the net, after-tax earnings of the Borrower as determined on a consolidated basis from the immediately preceding Fiscal Year.

                 (b) Funded Debt to EBITDA. As calculated on the last day of each Fiscal Quarter, permit the ratio of Funded Debt, plus amounts attributable to capital leases to EBITDA to be greater than 2.25 to 1.0.

                 (c) EBITDA to Interest Expense. As calculated on the last day of each Fiscal Quarter, permit the ratio of EBITDA to Interest Expense to be less than 5.0 to 1.0.

                 (d) Funded Debt to Capitalization. As calculated on the last day of each Fiscal Quarter, permit the ratio of Borrower's Funded Debt (as determined on a consolidated basis but excluding Debt attributed to a Minority Interest), to Capitalization to be greater than .5 to 1.0.

                 (e) For the purpose of calculating EBITDA in parts (b) and (c) above, EBITDA shall be calculated on an annualized, trailing six (6) month basis and it shall include the EBITDA of any Acquisition so long as the calculation thereof is done in a manner reasonably calculated to comply with GAAP. For the purpose of calculating Interest Expense in part (c) above, Interest Expense shall be calculated on a trailing twelve (12) month basis.

         Section 7.12 Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance by Borrower of its Obligations.

         Section 7.13 Restrictions on Physician Practice Acquisitions. (a) Enter into Physician Practice Acquisitions the aggregate cost of which exceeds $4,000,000 in any twelve (12) month period without the Lender's prior written consent; or (b) enter into any single Physician Practice Acquisition the cost of which exceeds $2,000,000 without the Lender's prior written approval, provided that the provisions of this subpart (b) do not apply to the following matters:
(i) Melbourne Eye Practice, and (ii) Wichita Eye Practice.

         Article VIII.  Events of Default.

         Section 8.01 Events of Default. Any of the following events shall be considered an Event of Default as those terms are used in this Agreement:

                 (a) Principal and Interest Payments. Borrower fails to make payment when due of any installment of principal or interest on the Revolving Credit Note or the Term Note or the Indebtedness within fifteen (15) days of the date thereof, or Borrower fails to pay when due any payment due hereunder or under any of the Loan Documents within fifteen (15) days of the due date thereof; or

                 (b) Representations and Warranties. Any representation or warranty made by Borrower in any Loan Document, proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including Financial Statements), certificate, or data furnished or made by Borrower in any Loan Document with respect to any Indebtedness, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified provided that with regard to Borrower's representation in Section 4.04 herein, the Lender shall not be entitled to declare a default hereunder unless the Borrower's representation in
         Section 4.04 proves to be untrue with regard to any contract requiring the payment of money or goods valued at $250,000 or more or the performance of services valued at $250,000 or more; or

                 (c) Obligations. Borrower fails to perform its Obligations as required by and contained in any Loan Document or a breach occurs of any agreement, representation, or warranty contained herein or in any Loan Document and such continues for thirty (30) days after delivery by Lender of written notice to Borrower that it has failed to perform its Obligations or that a breach has occurred of any agreement, representation, or warranty contained herein or in any Loan Document, and following delivery of such written notice from Lender to Borrower the failure or breach has not been fully cured and/or corrected; provided and except that the 30 day notice and cure period shall not be applicable to Events of Default or breaches arising out of or under the following sections of this Loan Agreement (and in such cases no notice and cure period beyond any specifically stated therein shall be applicable):

                 Section 8.01(a), 8.01(b), 8.01(d), 8.01(e), 8.01(f), 8.01(h),
                 8.01(i), 8.01(k), 8.01(l), 6.01, 6.04, 6.07, 6.08, 6.09, 6.11,
                 6.12, 7.01, 7.02, 7.03, 7.05, 7.06, 7.07, 7.08, 7.09, 7.10,
                 7.11, and 7.12.

                 (d) Involuntary Bankruptcy or Receivership Proceedings. A receiver, custodian, liquidator, or trustee of Borrower, any Subsidiary, any Partnership, or of any LLC, or of any of their respective Property, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or Borrower, any Subsidiary, any Partnership, or any LLC is adjudicated bankrupt or insolvent; or any of the Property of Borrower, any Subsidiary, any Partnership, or LLC is sequestered by court order or a petition is filed against Borrower, any subsidiary, Partnership, and/or any LLC under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect, which proceeding is not dismissed within 60 days of filing; or

                 (e) Voluntary Petitions. Borrower, any Subsidiary, any Partnership, or any LLC takes affirmative steps to prepare to file, or Borrower, any Subsidiary, any Partnership, or any LLC files a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                 (f) Assignments for Benefit of Creditors, Etc. Borrower, any Subsidiary, any Partnership, or any LLC makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of Borrower, any Subsidiary, any Partnership, or any LLC, or of all or any part of its Properties; or

                 (g) Discontinuance of Business, Etc. Borrower, any Subsidiary that acts as a general partner in any Partnership, any Partnership, or any LLC discontinues its usual business and such has a material adverse impact on Borrower's financial condition; or

                 (h) Cross-Default on Other Debt or Security. Subject to any applicable grace period or waiver prior to any due date, Borrower, any Subsidiary, any Partnership, any partnerships consolidated with Borrower on its consolidated Financial Statements, and/or any LLC fails to make any payment due on any Debt or security (as "security" is defined for purposes of the federal securities laws) in excess of an aggregate amount equal to $500,000 or any event shall occur or any condition shall exist with respect to any Debt or security of Borrower, any Subsidiary, any Partnership, and/or any LLC or under any agreement securing or relating to such indebtedness or security the effect of which is to cause or to permit any holder or holders of Debt in excess of an aggregate amount equal to $500,000 to cause such Debt or security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

                 (i) Undischarged Judgments. If a judgment for the payment of money in excess of $500,000 in the aggregate is rendered by any court or other governmental authority against Borrower, any Subsidiary, any Partnership, and/or any LLC which is not fully covered by valid collectible insurance (subject, however to a reasonable deductible); or

                 (j) Violation of Laws, Etc. Borrower, any Subsidiary, any Partnership, or any LLC violates or otherwise fails to comply with any law, rule, regulation, decree, order, or judgment under the laws of the United States of America, or of any state or jurisdiction thereof which violation or failure has a material, adverse effect on Borrower, any Subsidiary, any Partnership, or any LLC; or Borrower fails or refuses at any and all times to remain current in its or their financial reporting requirements pursuant to such laws, rules, and regulations or pursuant to the rules and regulations of any exchange upon which any shares of Borrower are traded.

                 (k) Dissolution of Partnerships, Subsidiaries, or LLC's. Should any Partnership, Subsidiary, or LLC be dissolved prior to repayment of all amounts owed by such Partnership, Subsidiary, or LLC to Borrower.

                 (l) Change of Ownership. Should the majority of stock of Borrower cease to be owned by American Healthcorp, Inc. unless otherwise approved in writing by Borrower; provided that this provision shall not be violated in the event that the stock of the Borrower is sold pursuant to an IPO transaction, or if American Healthcorp, Inc. distributes stock of Borrower to shareholders of American Healthcorp, Inc.

         Section 8.02 Remedies. Upon the happening of any Event of Default set forth above, with the exception of those events set forth in Section
8.01(d) and 8.01(e): (i) Lender may declare the entire principal amount of all Indebtedness then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which Borrower hereby expressly waives, (ii) at Lender's sole discretion and option, all obligations of Lender under this Agreement shall immediately cease and terminate unless and until Lender shall reinstate such obligations in writing,
(iii) Lender may exercise all rights against Collateral set forth in the Security Documents or afforded a creditor under applicable law; or (iv) Lender may bring an action to protect or enforce its rights under the Loan Documents or seek to collect the Indebtedness and/or enforce the Obligations by any lawful means.

         Upon the happening of any event specified in Section 8.01(d) and
Section 8.01(e) above: (i) all Indebtedness, including all principal, accrued interest, and other charges or monies due in connection therewith shall be immediately and automatically due and payable in full, without presentment, demand, protest, or dishonor or other notice of any kind, all of which Borrower hereby expressly waives, (ii) all obligations of Lender under this Agreement shall immediately cease and terminate unless and until Lender shall reinstate such obligations in writing, (iii) Lender may exercise all rights against Collateral set forth in the Security Documents or afforded a creditor under applicable law; or (iv) Lender may bring an action to protect or enforce its rights under the Loan Documents or seek to collect the Indebtedness and/or enforce the Obligations by any lawful means.

         Section 8.03 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Lender is authorized, at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not Lender shall have accelerated the Indebtedness or made any demand under this Agreement or the Note and although such obligations may be unmatured.

         Section 8.04 Default Conditions. Any of the following events shall be considered a Default Condition:

                 (a) Borrower suffers a material adverse change in its financial condition; and

                 (b) Any event occurs which with the passage of time or giving of notice would become an Event of Default hereunder or an Event of Default under the Guaranty.

         Upon the occurrence of a Default Condition or at any time thereafter until such Default Condition no longer exists, the Borrower agrees that the Lender, in its sole discretion, and without notice to Borrower, may immediately cease making any Advances under the Loan Documents, all without liability whatsoever to Borrower or any other Person whomsoever, all of which is expressly waived hereby. Borrower releases Lender from any and all liability whatsoever, whether direct, indirect, or consequential, and whether seen or unforeseen, resulting from or arising out of or in connection with Lender's determination to cease making Advances pursuant to this Section, unless Lender acts with gross negligence or willful misconduct.

         Article IX.  General Provisions.

         Section 9.01 Notices. All communications under or in connection with this Agreement or any of the other Loan Documents shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered as follows:

                 (a) if to Borrower, to its address shown below, or to such other address as Borrower may have furnished to Lender in writing:

                                    1 Burton Hills Boulevard
                                    Nashville, Tennessee 37215
                                    Attention:  Claire Gulmi

                 (b) if to Lender, to its address shown below, or to such other address or to such individual's or department's attention as it may have furnished Borrower in writing:

                                    Karen Ahern
                                    SunTrust Bank, Nashville, N.A.
                                    201 Fourth Avenue North
                                    Nashville, Tennessee 37219

Any communication so addressed and mailed by certified mail shall be deemed to be given when so mailed.

         Section 9.02 Deviation from Covenants. The procedure to be followed by Borrower to obtain the consent of Lender to any deviation from the covenants contained in this Agreement or any other Loan Document shall be as follows:

                 (a) Borrower shall send a written notice to Lender setting forth (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the covenant(s); and

                 (b) Lender, within a reasonable time, will send a written notice to Borrower, signed by an authorized officer of Lender, permitting or refusing the request, but in no event will any deviation from the covenants of this Agreement or any other Loan Document be effective without the express prior written consent of Lender. Lender's failure to provide such written notice shall be deemed a refusal of such request.

         Section 9.03 Invalidity. In the event that any one or more of the provisions contained in any Loan Document for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

         Section 9.04 Survival of Agreements. All representations and warranties of Borrower in this Agreement and all covenants and agreements in this Agreement not fully performed before the Closing Date of this Agreement shall survive the Closing.

         Section 9.05 Successors and Assigns. Borrower may not assign its rights or delegate its duties under this Agreement or any other Loan Document. All covenants and agreements contained by or on behalf of Borrower in any Loan Document shall bind the Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. In the event that Lender sells participations in Indebtedness to participating lenders, each of such participating lenders shall have the rights of set-off against such Indebtedness and similar rights or Liens to the same extent available to Lender, except as otherwise provided in this Agreement.

         Section 9.06 Renewal, Extension, or Rearrangement. All provisions of this Agreement relating to Indebtedness shall apply with equal force and effect to each and all promissory notes executed hereafter which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of the Indebtedness originally represented by any part of such other Indebtedness.

         Section 9.07 Waivers. Pursuant to T.C.A. Section 47-50-112, no action or course of dealing on the part of Lender, its officers, employees, consultants, or agents, nor any failure or delay by Lender with respect to exercising any right, power, or privilege of Lender under the Note, this Agreement, or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in this Agreement. Lender may from time to time waive any requirement hereof, including any of the Conditions Precedent; however no waiver shall be effective unless in writing and signed by the Lender. The execution by Lender of any waiver shall not obligate Lender to grant any further, similar, or other waivers.

         Section 9.08 Cumulative Rights. Rights and remedies of Lender under each Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 9.09 Construction. This Agreement, the Note, and the other Loan Documents constitute a contract made under and shall be construed in accordance with and governed by the laws of the State of Tennessee.

         Section 9.10 Nature of Commitment. With respect to the Loan and the Advances, Lender's obligation to make the Loan or any Advances shall be deemed to be pursuant to a contract to make a loan or to extend debt financing or financial accommodations to or for the benefit of Borrower within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

         Section 9.11 Disclosures. Every reference in this Agreement to disclosures of Borrower to Lender (except the Financial Statements), to the extent that such references refer or are intended to refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to Lender concurrently with the execution of this Agreement and referred to specifically in the Loan Documents. The parties intend that such disclosures are to be limited to those presented in an orderly manner at the time of executing this Agreement and are not to be deemed to include expressly or impliedly any disclosures that previously may have been delivered from time to time to Lender, except to the extent that such previous disclosures are again presented to Lender in writing concurrently with the execution of this Agreement.

         Section 9.12 Governance; Exhibits. The terms of this Agreement shall govern if determined to be in conflict with the terms or provisions in any other Loan Document. The exhibits attached to this Agreement are incorporated in this Agreement and shall be considered a part of this Agreement except that in the event of any conflict between an exhibit and this Agreement or another Loan Document, the provisions of this Agreement or the Loan Document, as the case may be, shall prevail over the exhibit.

         Section 9.13 Titles of Articles, Sections, and Subsections. All titles or headings to articles, sections, subsections, or other divisions of this Agreement or the exhibits to this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other divisions, such other content being controlling with respect to the agreement between the parties.

         Section 9.14 Time of Essence. Time is of the essence with regard to each and every provision of this Agreement.

         Section 9.15 Remedies. All remedies for which this Agreement and all other Loan Documents provide for Lender shall be in addition to all other remedies available to Lender under the principles of law and equity, and pursuant to any other body of law, statutory or otherwise.

         Section 9.16 Application of Prepayments. Prepayments shall be applied at Lender's sole discretion (i) first to accrued interest under any of the Obligations as determined by Lender and (ii) second to reduce principal of any of the Obligations, all in such manner as determined by Lender.

         Section 9.17 Computations; Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, such determination or calculation, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP applied on a consolidated basis consistent with those in effect at the Closing Date.

         Section 9.18 Costs, Expenses, and Taxes. Borrower agrees to pay on demand all out-of-pocket costs and expenses of Lender (including the reasonable fees and out-of-pocket expenses of counsel for Lender) incurred by Lender in connection with the preparation, execution, delivery, administration, interpretation, enforcement, or protection of Lender's rights under the Loan Documents (including any suit for declaratory judgment or interpretation of the provisions hereof). In addition, Borrower agrees to pay, and to hold Lender harmless from all liability for, any stamp or other taxes (including taxes under Tennessee Code Annotated Section 67-4-409 due upon the recordation of mortgages and financing statements) which may be payable in connection with the execution or delivery of this Agreement, the Advances, and the Collateral under this Agreement, or the issuance of the Note or any other Loan Documents delivered or to be delivered under or in connection with this Agreement. Borrower, upon request, promptly will reimburse Lender for all amounts expended, advanced, or incurred by Lender to satisfy any obligation of Borrower under this Agreement or any other Loan Documents, or to perfect a Lien in favor of Lender, or to protect the Properties or business of Borrower or to collect the Obligations, or to enforce the rights of Lender under this Agreement or any other Loan Document, which amounts will include all court costs, attorney's fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Lender in connection with any such matters, together with interest thereon at the rate applicable to past due principal and interest as set forth in the Loan Documents but in no event in excess of the maximum lawful rate of interest permitted by applicable law on each such amount. All obligations for which this Section provides shall survive any termination of this Agreement.

         Section 9.19 Distribution of Information. The Borrower hereby authorizes the Lender, as the Lender may elect in its sole discretion, to discuss with and furnish to any affiliate of the Lender, to any government or self-regulatory agency with jurisdiction over the Lender, or to any participant or prospective participant, all financial statements, audit reports and other information pertaining to the Borrower and/or its Subsidiaries whether such information was provided by Borrower or prepared or obtained by the Lender or third parties. Neither the Lender nor any of its employees, officers, directors or agents make any representation or warranty regarding any audit reports or other analyses of Borrower which the Lender may elect to distribute, whether such information was provided by Borrower or prepared or obtained by the Lender or third parties, nor shall the Lender or any of its employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analyses for any inaccuracy or omission contained in such reports or analyses or relating thereto.

         Section 9.20 Entire Agreement; No Oral Representations Limiting Enforcement. This Agreement represents the entire agreement between the parties hereto except for such other agreements set forth in the Loan Documents, and any and all oral statements heretofore made regarding the matters set forth herein are merged herein.

         Section 9.21 Amendments. The parties hereto agree that this Agreement may not be modified or amended except in writing signed by the parties hereto.

         Section 9.22 Non-Use Fee. As additional consideration for the Lender's committing and reserving monies to fund the Revolving Credit Note, the Borrower shall pay to Lender quarterly in arrears a fee at a rate equal to 35 basis points per annum of the average unused portion of the Revolving Credit Note during the prior Fiscal Quarter. The fee shall be calculated on a 360-day basis.

         Article X.  Jury Waiver.

         Section 10.01. Jury Waiver. IF ANY ACTION OR PROCEEDING INVOLVING THIS LOAN AGREEMENT OR ANY LOAN DOCUMENT IS COMMENCED IN ANY COURT OF COMPETENT JURISDICTION, BORROWER AND LENDER HEREBY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL.

         ENTERED INTO this date first set forth above.

                                  BORROWER:

                                  AMSURG CORP., a Tennessee corporation


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  LENDER:

                                  SUNTRUST BANK, NASHVILLE, N.A.


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

                               INDEX OF EXHIBITS


Exhibit A:                Initial Notice of Interest Rate Election (Section
                          2.05(b)) (form)

Exhibit B:                Notice of Interest Rate Election (Section 2.06(c)
                          and Section 2.06(d)) (form)

Exhibit C:                Request for Advance

Exhibit D:                Revolving Credit Note (form)

Exhibit E:                Term Note

Exhibit F:                Exemptions from Section 4.07 (Largo, FL and
                          Jackson, TN)

Exhibit G:                List of Subsidiaries

Exhibit H:                List of Partnerships and LLC's

Exhibit I:                Opinion Letter of Borrower's Counsel Due at
                          Closing

                                   EXHIBIT C

                              REQUEST FOR ADVANCE
                                 (Section 5.02)


         Pursuant to Section 5.02 of that certain Amended and Restated Loan Agreement dated June 25, 1996 entered into by and between AmSurg Corp. (the "Borrower") and SunTrust Bank, Nashville, N.A. (the "Lender") (the "Loan Agreement"), the Borrower hereby requests that Lender advance it monies under the Amended and Restated Revolving Credit Note, which Advance is requested in a principal amount equal to $__________________.

         The Borrower advises Lender that no event of Default or Default Condition exists under the Loan Agreement.

         The Borrower affirms that the total amount outstanding under all Advances made subsequent to June 25, 1996, plus the requested Advance, do not and will not exceed the sum of (i) 85% of Development Costs, plus (ii) 65% of the total cost of all Acquisitions or a Physician Practice Acquisitions.

         The Borrower requests that the Advance be made by Lender on _________________, 199____.

         All terms used herein shall have the same meaning as set forth in the Amended and Restated Loan Agreement.

         Submitted by Borrower this _____ day of ________________, 199___.


                               AMSURG CORP.


                               By:
                                   -------------------------------

                               Title:
                                      ----------------------------


Received by Lender this       day of                , 199   .
                        -----        ---------------     ---


                               SUNTRUST BANK, NASHVILLE, N.A.



                               By:
                                   --------------------------------

                               Title:
                                      -----------------------------

                                  EXHIBIT D

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE


         ENTERED INTO by and between AMSURG CORP., a Tennessee corporation (the "Borrower"), and SUNTRUST BANK, NASHVILLE, N.A., formerly known as Third National Bank in Nashville, a national bank (the "Lender"), as of this 25th day of June, 1996.


                                   RECITALS:

         1. The Borrower issued a certain Revolving Credit Note payable to the order of Lender in the original principal amount of $5,000,000 dated as of September 29, 1995, as amended and restated pursuant to an Amended and Restated Credit Note dated February 24, 1996 (the "Note").

         2. The Borrower desires that the Lender extend it additional credit and amend certain of the terms of the Note.

         3.      The Borrower and the Lender desire to amend and restate the
Note in its entirety as follows:

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree that the Note shall be amended and restated in its entirety as follows:

                 FOR VALUE RECEIVED, AMSURG CORP., a Tennessee corporation (hereinafter referred to as "Borrower"), promises and agrees to pay to the order of SUNTRUST BANK, NASHVILLE, N.A. (formerly known as Third National Bank in Nashville) (the "Lender") at its offices in Nashville, Tennessee, or at such other place as may be designated in writing by the holder, in lawful money of the United States of America, the principal sum of Twelve Million and No/100 Dollars ($12,000,000) or so much thereof as may be advanced from time to time by the Lender, together with interest on the unpaid principal balance outstanding from time to time hereon computed from the date of each advance until maturity at the rate of interest set forth in that certain Amended and Restated Loan Agreement executed between Borrower and Lender dated June 25, 1996, as such may be amended from time to time (herein referred to as the "Loan Agreement"). Interest for each year shall be computed based upon a 360-day year.

                 So long as no default has occurred and is continuing hereunder and so long as no Event of Default or Default Condition has occurred and is continuing under the Loan Agreement, and subject to the terms of the Loan Agreement, the Borrower may borrow hereunder, repay such borrowings, and reborrow hereunder as provided in the Loan Agreement. Lender shall keep records of all borrowings and repayments. Draws under this Note shall be evidenced by such documentation as required by Article II of the Loan Agreement.

                 Advances under this Note shall be made pursuant to the procedure specified in the Loan Agreement.

                 This Note shall be repaid as required by Article II of the Loan Agreement.

                 This Note is subject to the terms of the Loan Agreement.

                 Notwithstanding any provision to the contrary, it is the intent of the Lender, the Borrower, and all parties liable on this Note, that neither the Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged, or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event the Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

                 Principal and unpaid interest bear interest during the continuance of any default in payment of principal and interest as herein provided at the maximum lawful rate of interest permitted by law. In case of suit, or if this obligation is placed in an attorney's hands for collection, or to protect the security for its payment, the undersigned will pay all costs of collection and litigation, including a reasonable attorney's fee.

                 In the event that there occurs any breach of any promise made in this Note and such breach continues for longer than fifteen (15) days, or upon the occurrence of an Event of Default as defined in the Loan Agreement, then, during the continuance of any of such events, at the option of the holder, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without notice, as the holder may elect regardless of the date of maturity. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

                 The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

                 The Borrower shall pay a "late charge" of five percent (5%) of any payments of principal and/or interest due when paid more than five days after the due date thereof (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments; and provided that the late charge shall not be applicable to the payment due on the Maturity Date.

                 The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

                 This Note is a secured Note.

                 This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

                 This Note may not be changed or terminated without the prior written approval of the Lender and the Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

                 Executed this 25th day of June, 1996.


                                        BORROWER:

                                        AMSURG CORP., a Tennessee
                                          corporation


                                        By:
                                           -----------------------------

                                        Title:
                                              --------------------------
ACCEPTED BY:

SUNTRUST BANK, NASHVILLE, N.A.


By:
   ------------------------------

Title:
      ---------------------------

                                  EXHIBIT E
                  CONSOLIDATED, AMENDED AND RESTATED TERM NOTE


         ENTERED INTO by and between AMSURG CORP., a Tennessee corporation (the "Borrower"), and SUNTRUST BANK, NASHVILLE, N.A., formerly known as Third National Bank in Nashville ("Lender") as of this 25th day of June, 1996.


                                   RECITALS:


         1. Borrower issued the following promissory notes payable to the order of Lender (herein collectively referred to as the "Notes"):

                 (a) that certain Term Note issued by Borrower to the order of Lender in the original principal amount of $625,000 dated February 15, 1996;

                 (b) that certain Acquisition Term Note issued by the Borrower to the order of Lender in the original principal amount of $1,430,000 dated April 19, 1995;

                 (c) that certain Acquisition Term Note issued by the Borrower to the order of Lender in the original principal amount of $2,000,000 dated January 30, 1996;

                 (d) that certain Term Note issued by the Borrower to the order of Lender in the original principal amount of $359,550 dated November 1, 1994;

                 (e) that certain Term Note issued by the Borrower to the order of Lender in the original principal amount of $990,000 dated May 18, 1994;

                 (f) that certain Term Note issued by the Borrower to the order of Lender in the original principal amount of $270,000 dated April 22, 1996;

                 (g) that certain Term Note issued by the Borrower to the order of Lender in the original principal amount of $445,000 dated March 7, 1994; and

                 (h) that certain Term Note issued by the Borrower to the order of Lender in the original principal amount of $460,000 dated February 1, 1994.

         2. The Borrower desires to consolidate and amend the Notes into this Amended and Restated Term Note.

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree that the Notes shall be amended and restated in its entirety as follows:

                 FOR VALUE RECEIVED, AMSURG CORP., a Tennessee corporation (hereinafter referred to as "Borrower"), promises and agrees to pay to the order of SUNTRUST BANK, NASHVILLE, N.A. (formerly known as Third National Bank in Nashville) (the "Lender") at its offices in Nashville, Tennessee, or at such other place as may be designated in writing by the holder, in lawful money of the United States of America, the principal sum of Five Million Seven Hundred Forty-Nine Thousand Two Hundred Forty-Five Dollars and 88/100 ($5,749,245.88), together with interest on the unpaid principal balance outstanding from time to time hereon computed from the date hereof until maturity at the rate of interest set forth in that certain Amended and Restated Loan Agreement executed between Borrower and Lender dated June 25, 1996, as such may be amended from time to time (herein referred to as the "Loan Agreement"). Interest for each year shall be computed based upon a 360-day year.

                 This Note shall be repaid as follows: (a) commencing on the tenth (10th) day of July, 1996 and on the tenth (10th) day of each consecutive month thereafter through and including May 10, 2000, the Borrower shall pay to Lender an amount equal to $119,776, plus all then accrued interest; and (b) on June 10, 2000, this Note shall mature, and the Borrower shall pay to Lender an amount equal to all outstanding principal, plus all then accrued interest.

                 This Note is subject to the terms of the Loan Agreement.

                 Notwithstanding any provision to the contrary, it is the intent of the Lender, the Borrower, and all parties liable on this Note, that neither the Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged, or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event the Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and
         (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

                 Principal and unpaid interest bear interest during the continuance of any default in payment of principal and interest as herein provided at the maximum lawful rate of interest permitted by law. In case of suit, or if this obligation is placed in an attorney's hands for collection, or to protect the security for its payment, the undersigned will pay all costs of collection and litigation, including a reasonable attorney's fee.

                 In the event that there occurs any breach of any promise made in this Note and such breach continues for longer than fifteen (15) days, or upon the occurrence of an Event of Default as defined in the Loan Agreement, then, during the continuance of any of such events, at the option of the holder, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without notice, as the holder may elect regardless of the date of maturity. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

                 The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

                 The Borrower shall pay a "late charge" of five percent (5%) of any payments of principal and/or interest due when paid more than five days after the due date thereof (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments; and provided that the late charge shall not be applicable to the payment due on the Maturity Date.

                 The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

                 This Note is a secured Note.

                 This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

                 This Note may not be changed or terminated without the prior written approval of the Lender and the Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

                 Executed this 25th day of June, 1996.


                                         BORROWER:

                                         AMSURG CORP., a Tennessee
                                           corporation

                                         By:
                                            -----------------------------

                                         Title:
                                               --------------------------

ACCEPTED BY:

SUNTRUST BANK, NASHVILLE, N.A.


By:______________________________

Title:___________________________

                                   Exhibit F
                                   ---------


1. Loans to Digestive Disease Clinic, P.C., Jackson, Tennessee. AmSurg has a management agreement but no current ownership in this ASC but does have an option to acquire a 51% ownership interest in July, 1997.

2. Loan to The Largo Urology ASC, L.P., Largo, Florida. AmSurg will own 40% of this ASC with a right to buy up to 51% after 3 years of operation.

3. Loan to The Evansville ASC, LLC, Evansville, Indiana. AmSurg current ownership is 40%. On the date of opening, AmSurg will purchase an additional 15% bringing ownership to 55%.

                               Exhibits G and H

                                  AmSurg Corp.

                                  Subsidiaries

                               As of May 30, 1996

                (Note:  All subsidiaries are Tennessee entities)

Registered office for all entities is:
One Burton Hills Blvd. Nashville, TN 37215


    Subsidiary Corporation and Affiliated           Facility      Ownership
             Limited Partnership                    Location      Interest
==============================================================================
AmSurg EC Centennial, Inc.                        Nashville,         100%
                                                  Tennessee

The Endoscopy Center of Centennial, L.P.          Nashville,          60
                                                  Tennessee
- ------------------------------------------------------------------------------

AmSurg EC Topeka, Inc.                            Topeka,            100
                                                  Kansas
The Endoscopy Center of Topkea, L.P.              Topeka,             60
                                                  Kansas

- ------------------------------------------------------------------------------

AmSurg EC St. Thomas, Inc.                        Nashville,         100
                                                  Tennessee

The Endoscopy Center of St. Thomas, L.P.          Nashville,          60
                                                  Tennessee

- ------------------------------------------------------------------------------

AmSurg EC Beaumont, Inc.                          Beaumont,          100
                                                  Texas

The Endoscopy Center of Southeast Texas,          Beaumont,           51
L.P.                                              Texas

- ------------------------------------------------------------------------------

AmSurg KEC, Inc.                                  Knoxville,         100
                                                  Tennessee
The Endoscopy Center of Knoxville, L.P.           Knoxville,          51
                                                  Tennessee

- ------------------------------------------------------------------------------

AmSurg EC Santa Fe, Inc.                          Santa Fe, New      100
                                                  Mexico
The Endoscopy Center of Santa Fe, L.P.            Santa Fe, New       51
                                                  Mexico

- ------------------------------------------------------------------------------

AmSurg EC Washington, Inc.                        Washington,        100
                                                  District of
                                                  Columbia

The Endoscopy Center of Washington D.C.,          Washington,         60
L.P.                                              District of
                                                  Columbia

- ------------------------------------------------------------------------------

AmSurg Torrance, Inc.                             Torrance,          100
                                                  California

The Endoscopy Center of the South Bay, L.P.       Torrance,           51
                                                  California
- ------------------------------------------------------------------------------


    Subsidiary Corporation and Affiliated           Facility        Ownership
             Limited Partnership                    Location        Interest
==============================================================================
AmSurg Brevard, Inc.                              Melbourne,          100%
                                                  Florida

The Ophthalmology Center of Brevard, L.P.         Melbourne,           51
                                                  Florida

- ------------------------------------------------------------------------------

AmSurg Encino, Inc.                               Encino,             100
                                                  California
The Valley Endoscopy Center, L.P.                 Encino,              51
                                                  California
- ------------------------------------------------------------------------------

AmSurg Sebastopol, Inc.                           Sebastopol,         100
                                                  California

The Sebastopol ASC, L.P.                          Sebastopol,          60
                                                  California
- ------------------------------------------------------------------------------

AmSurg ENT Brevard, Inc.                          Melbourne,          100
                                                  Florida

The ENT Center of Brevard, L.P.                   Melbourne,           51
                                                  Florida
- ------------------------------------------------------------------------------

AmSurg Abilene, Inc.                              Abilene,            100
                                                  Texas
The Abilene ASC, L.P.                             Abilene,             60
                                                  Texas
- ------------------------------------------------------------------------------

AmSurg West Tennessee, Inc.                       Jackson,            100
                                                  Tennessee

The West Tennessee Center, L.P.                   Jackson,             40
                                                  Tennessee
- ------------------------------------------------------------------------------

AmSurg Dallas, Inc.                               Dallas, Texas       100

- ------------------------------------------------------------------------------

AmSurg Lakeland, Inc.                             Lakeland,           100
                                                  Florida
The Lakeland Ophthalmology Center, L.P.           Lakeland,            51
                                                  Florida
- ------------------------------------------------------------------------------

AmSurg SWFLA, Inc.                                Fort                100
                                                  Myers/Cape
                                                  Coral,
                                                  Florida
AmSurg Southwest Florida, L.P.                    Fort                 60
                                                  Myers/Cape
                                                  Coral,
                                                  Florida
- ------------------------------------------------------------------------------

AmSurg Lorain, Inc.                               Lorain, Ohio        100

The Lorain ASC, L.P.                              Lorain, Ohio         51
- ------------------------------------------------------------------------------



    Subsidiary Corporation and Affiliated         Facility        Ownership
             Limited Partnership                  Location         Interest
=============================================================================
AmSurg Maryville, Inc.                           Maryville,          100%
                                                 Tennessee
- -----------------------------------------------------------------------------

The Maryville ASC                                Maryville,           51
                                                 Tennessee

AmSurg Holdings, Inc.                            All LLCs            100

The Knoxville Ophthalmology ASC, LLC             Knoxville,           60
                                                 Tennessee

The West Monroe Endoscopy ASC, LLC               West Monroe,         55
                                                 Louisiana
Montgomery Eye Surgery Center, LLC               Montgomery,          51
                                                 Alabama

The Evansville ASC, LLC                          Evansville,          40
                                                 Indiana

The Sidney ASC, LLC                              Sidney, Ohio         51

The Bloomington ASC, LLC                         Bloomington,         51
                                                 Minnesota

The Union City ASC, LLC                          Union City,          51
                                                 Tennessee
- ------------------------------------------------------------------------------

AmSurg Miami, Inc.                               Miami,              100
                                                 Florida
The Miami ASC, L.P.                              Miami,               51
                                                 Florida
- ------------------------------------------------------------------------------

AmSurg North Platte, Inc.                        North Platte,       100
                                                 Nebraska

The North Platte ASC, L.P.                       North Platte,        51
                                                 Nebraska
- ------------------------------------------------------------------------------

AmSurg Fort Collins, Inc.                        Fort Collins,       100
                                                 Colorado

The Fort Collins ASC, L.P.                       Fort                 51
                                                 Collins,
                                                 Colorado
- ------------------------------------------------------------------------------

AmSurg Hanford, Inc.                             Hanford,            100
                                                 California
The Hanford ASC, L.P.                            Hanford,             63
                                                 California
- ------------------------------------------------------------------------------

AmSurg Melbourne Inc.                            Melbourne,          100
                                                 Florida

The Melbourne ASC, L.P.                          Melbourne,           51
                                                 Florida
- ------------------------------------------------------------------------------

AmSurg Largo, Inc                                Largo,              100
                                                 Florida




    Subsidiary Corporation and Affiliated         Facility        Ownership
             Limited Partnership                  Location         Interest
==============================================================================
The Largo Urology ASC, L.P.                     Largo,               40%
                                                Florida
- ------------------------------------------------------------------------------

AmSurg Port Arthur, Inc.                        Port Arthur,        100
                                                Texas

The Port Arthur ASC, L.P.                       Port Arthur,         51
                                                Texas
- ------------------------------------------------------------------------------

AmSurg Chicago, Inc.                            Chicago,            100
                                                Illinois

The Chicago Endoscopy ASC, L.P.                 Chicago,             51
                                                Illinois
- ------------------------------------------------------------------------------

AmSurg Dade County, Inc.                        Miami,              100
                                                Florida


Gastroenterology Group of South Florida         Miami,               70
                                                Florida
- ------------------------------------------------------------------------------

Amsurg Hillmont, Inc.                           Philadelphia,       100
                                                PA
The Hillmont ASC, L.P.                          Philadelphia,        51
                                                PA
- ------------------------------------------------------------------------------


                            BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW


2700 FIRST AMERICAN CENTER                                                           1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                                                      POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                                                             KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (616) 742-6293                                                            TELEPHONE (423) 521-6200
                                                                                     TELECOPIER (423) 521-6234


                                 June 25, 1996



SunTrust Bank, Nashville, N.A.
201 Fourth Avenue North
Nashville, Tennessee 37219
Attention: Karen Ahern, Vice President

Dear Ms. Ahern:

         We have acted as counsel to AmSurg Corp, a Tennessee corporation (the "Borrower"), in connection with its execution of that certain Amended and Restated Loan Agreement of even date herewith (the "Loan Agreement"), by and between Borrower and SunTrust Bank, N.A., Nashville ("Lender"), and the transactions described therein. This Opinion Letter is provided to you at the request of Borrower pursuant to the requirements of the Loan Agreement. The terms used, but not defined, herein shall have the meanings ascribed to them in the Loan Agreement or the Accord (see below).

         For purposes of this Opinion Letter, we have examined the following:

         (a)     The Loan Agreement;

         (b) The Amended and Restated Revolving Credit Note of even date herewith, in the principal amount not exceeding $12,000,000, made and executed by Borrower payable to the order of Lender (the "Revolving Credit Note");

         (c) The Amended and Restated Term Note of even date herewith, in the principal amount of $5,749,245.88, made and executed by Borrower payable to the order of Lender (the "Term Note"); and

         (d) The charter and by-laws of Borrower, as amended, and the corporate proceedings of the Borrower authorizing the transactions that are the subject of the Loan Agreement, the Revolving Credit Note and the Term Note.

         The Loan Agreement, the Revolving Credit Note and the Term Note are referred to herein as the "Transaction Documents".

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the ("Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and

June 25, 1996
SunTrust Bank, Nashville, N.A.
Page 2

other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

         Solely as to matters of fact, but not to the legal conclusions that are the subject of this opinion, we have relied upon representations made by Borrower in the Transaction Documents.

         The Law covered by the opinions expressed herein is limited to the federal Law of the United States and the Law of the State of Tennessee.

         Based on the foregoing, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that;

         1. Borrower is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Tennessee. Borrower has the corporate power and corporate authority under such laws to enter into and perform its obligations under the Transaction Documents.

         2. The Transaction Documents have been duly authorized by all necessary corporate action on the part of Borrower and have been duly executed and delivered by the Borrower.

         3.      The Transaction Documents are enforceable against the Borrower.

         Our opinion in paragraph 3 is further subject to the qualification that certain waivers, procedures, remedies, and other provisions of the Transaction Documents may be unenforceable under or limited by applicable law; provided, however, that the inclusion of such waivers, procedures, remedies, and other provisions does not render the Transaction Documents invalid as a whole, and subject to the other qualifications and limitations set forth herein, there exist in the Transaction Documents or pursuant to applicable law, legally adequate remedies for the practical realization of the principal benefits reasonably intended to be provided by the Transaction Documents, subject to the consequences of any delay that may result from limitations imposed by applicable law.

         In making our examinations and in expressing our opinions, we have assumed that the Transaction Documents have been executed and delivered for adequate consideration.

        The General Qualifications apply to all of the opinions set forth above.

         We hereby confirm to you that there are no actions or proceedings against the Borrower, pending or threatened in writing, before any court, governmental agency or arbitrator that affect the enforceability of the Transaction Documents.

June 25, 1996
SunTrust Bank, Nashville, N.A.
Page 3

         This Opinion Letter may be relied upon by you only in connection with the Transaction Documents and may not be used or relied upon by any person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

                                        Very truly yours,